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                                                                      EXHIBIT 15


December 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 11, 2003 on our review of interim financial information of Abercrombie & Fitch Co. (the "Company") for the thirteen and thirty-nine week periods ended November 1, 2003 and November 2, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended November 1, 2003 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15943, 333-15945,
333-60189, 333-81373, 333-60203, 333-100079, 333-107648 and 333-107646).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio












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